Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Korro Bio, Inc. 2019 Stock Incentive Plan, Korro Bio, Inc. 2023 Stock Option and Incentive Plan, and Korro Bio, Inc. 2023 Employee Stock Purchase Plan of our report dated July 27, 2023, with respect to the consolidated financial statements of Korro Bio, Inc. included in its Current Report (Form 8-K) dated November 6, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 6, 2023